Exhibit 99 - Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

      I, Shaun O'Brien, the Chief Financial Officer of CIS Investments, Inc. ("CISI"), the General Partner of IDS Managed Futures II, L.P.(the "Partnership"), and I, James A. Davison, the President of CISI, certify that (i) the attached 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the attached Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

James A. Davison President CIS Investments, Inc. August 13, 2003	Shaun D. O'Brien Chief Financial Officer CIS Investments, Inc. August 13, 2003